Exhibit 99.1

Union Bankshares Corporation to Attend Barclays Global Financial Services Conference

Richmond, Va., September 4, 2018 - Union Bankshares Corporation today announced that President and CEO John C. Asbury and Executive Vice President and CFO Robert M. Gorman will present at the Barclays Global Financial Services Conference in New York, New York on Thursday, September 13, 2018.

The presentation will occur at approximately 9:45 a.m. EDT on September 13, 2018 and will be webcast at https://cc.talkpoint.com/barc002/091218a_as/?entity=32_T5C2VTR. A replay of the webcast will be archived and accessible at that website following the conclusion of the live conference.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (Nasdaq: UBSH) is the holding company for Union Bank & Trust. Union Bank & Trust has 140 branches, 7 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 200 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, Inc., which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Contact: Bill Cimino (804) 448-0937, VP and Director of Investor Relations